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                                                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Quintiles Transnational Corp. of our report dated January 29, 1997 included in the 1996 Annual Report to Shareholders of Quintiles Transnational Corp.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-19009) and related Prospectus of Quintiles Transnational Corp. for the registration of $75,990,000 of its 4.25% Convertible Subordinated Notes Due May 31, 2000 and 918,282 shares of its Common Stock of our report dated January 29, 1997, with respect to the consolidated financial statements incorporated by reference in this Annual Report (Form 10-K) of Quintiles Transnational Corp. for the year ended December 31, 1996.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-91026) pertaining to the Quintiles Transnational Corp. Equity Compensation Plan of our report dated January 29, 1997, with respect to the consolidated financial statements incorporated by reference in this Annual Report (Form 10-K) of Quintiles Transnational Corp. for the year ended
December 31, 1996.

We also consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 333-16553) pertaining to the Quintiles Transnational Corp. Employee Stock Purchase Plan, the Quintiles Transnational Corp./BRI International, Inc. Nonqualified Stock Option Plan and the Innovex Limited 1996 Unapproved Executive Share Option Scheme of our report dated January 29, 1997, with respect to the consolidated financial statements incorporated by reference in this Annual Report (Form 10-K) of Quintiles Transnational Corp. for the year ended December 31, 1996.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-03603) pertaining to the Quintiles Transnational Corp. Lewin Nonqualified Stock Option Plan of our report dated January 29, 1997, with respect to the consolidated financial statements incorporated by reference in this Annual Report (Form 10-K) of Quintiles Transnational Corp. for the year ended December 31, 1996.


                                         Ernst & Young LLP


Raleigh, North Carolina
March 25, 1997